UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2007 (August 15, 2007)
ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS
Arkansas Best Corporation’s largest subsidiary, ABF Freight System, Inc. (“ABF”), is a carrier member of Trucking Management, Inc. (“TMI”). TMI, or an affiliate, has represented its member companies, including ABF, in previous negotiations with the International Brotherhood of Teamsters (“IBT”) for the National Master Freight Agreement and its related Supplemental Collective Bargaining Agreements (“NMFA”) which covers all of ABF’s drivers, dockworkers and certain other employees. The current NMFA expires on March 31, 2008 and ABF anticipates that negotiations for a new agreement with the IBT will begin before the end of the current year. A member company has the right to elect not to be represented by TMI prior to the commencement of negotiations for a new contract.
On August 15, 2007, ABF advised TMI that ABF will conduct future negotiations directly with the IBT for the purpose of entering into a new collective bargaining agreement applicable only to ABF which agreement would replace the current NMFA. As a result, TMI and its related associations will not serve as the collective bargaining representative and agent of ABF.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARKANSAS BEST CORPORATION
(Registrant)

Date: August 17, 2007	/s/ Judy R. McReynolds
Judy R. McReynolds,
Senior Vice President, Chief Financial Officer and Treasurer